                                                                   EXHIBIT 10.14

                               EXTENSION AGREEMENT

Date:  December 31, 2001

To JB Oxford Holdings, Inc.:

         On behalf of Third Capital Partners, LLC, as the beneficial owner of $3,418,695.59 principal amount of the 9% senior Secured Convertible Note, as amended, dated May 26, 1998, issued pursuant to the JB Oxford Holdings, Inc. Senior Secured Convertible Note Purchase Agreement, dated March 10, 1995, and having an amended Maturity Date of December 31, 2001, Third Capital Partners, LLC, hereby extends the repayment of said Note for a period of twelve additional months, to December 31, 2002. Until the new Maturity Date of December 31, 2002, JB Oxford Holdings, Inc. is authorized to make interest payments only, and no principal payments shall be due. All other terms of the Senior Secured Convertible Note Purchase Agreement shall remain in effect.

                                      DATED this 31st day of December, 2001,

                                      Third Capital Partners, LLC
                                      a Nevada limited liability company



                                      By:      /s/ Christopher L. Jarratt
                                            --------------------------------
                                            Christopher L. Jarratt
                                            Its:  Chief Manager
                                            3773 Howard Hughes Parkway
                                            Las Vegas, NV 89109


                                       58